Exhibit 10.21

Seas The Day Charters VI

WATERSPORTS LEASE

This Lease is made effective on July 1, 2022, between PLEASANT PROPERTIES, LLC., a U.S. Virgin Islands Limited Liability Company (“Landlord”), and Seas the Day Charters-Virgin Islands, licensed to do business in the Virgin Islands, whose address is 6100 Red Hook Qtrs. B I-B2 Red Hook, St. Thomas, Virgin Islands 00802

This lease agreement is subject to the Department of Planning and Natural Resources and Coastal Zone managements approval of tenants proposed installation of a temporary floating dock. Th.is dock will be installed and removed at tenant’s expense when either installation of permit dock begins or upon termination of this lease. Tenant will comply with all applicable federal and Virgin Islands agency requirements including those of the Virgin Islands Department of Planning and Natural Resources and Coastal Zone management.

1. Premises; Acknowledgment of Condition. In consideration of the rents to be paid and the covenants and agreements to be performed by the parties, the Landlord does hereby lease unto the Tenant and the Tenant does hereby lease from the Landlord:

Approximately Two Hundred Eighty square feet 280 +/- of Parcel No- 4HE Remainder Estate Smith Bay, St. Thomas, Virgin Islands, all as more particularly shown on map of Leased Premises annexed hereto as Exhibit A (“Premises” or “leased Premises”).

Tenant acknowledges it has examined the Premises prior to the making of this Lease, and knows the condition of those Premises, and that no representations as to the condition or state of the Premises have been made by Landlord or its agents that are not herein expressed. Tenant hereby accepts the Premises in their condition at the date of execution of this Lease.

Tenant further acknowledges that it has had the opportunity to examine title records for the Premises and is satisfied that Landlord is the lawful owner of the Premises.

Tenant shall have the right to place a small kiosk at the side of the lower pool deck near the steps going to the restaurant for the purpose of conducting watersports rentals and for the purpose of monitoring water sports activities on the water.

Tenant and its clients shall have the right to move through the restaurant seating area via the steps from the restaurant into the water for the purpose of boarding and de-boarding Tenant’s vessels and watersports equipment. Under no circumstances shall Tenant and its clients carry watercraft equipment through the restaurant and/or launch watersports equipment from the restaurant steps leading to the water.

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Tenant understands that Landlord holds a permit to build a fixed dock near the watersports water entry area but that there is no guarantee and no obligation of the Landlord to build and complete the dock. If Landlord does build a fixed dock, then Tenant and its clients shall have a non-exclusive right to use the fixed dock to board and de-board Tenant’s vessels and watercraft. If tenant is approved to install a temporary floating dock, this dock will be installed and removed at tenant’s expense when either installation of permit dock begins or upon termination of this lease. Tenant will comply with all applicable federal and Virgin Islands agency requirements including those of the Virgin Islands Department of Planning and Natural Resources and Coastal Zone Management.

Use of the fixed dock is prohibited unless and until Landlord notifies Tenant that the dock is available for use. Tenant may attach or tie up watersport’s equipment and/or Tenant’s boat to the fixed dock in the areas designated by Landlord for the purpose of boarding or de-boarding clients, provided that Tenant obtains any permits and approvals required by USVI governmental agencies.

2. Term; The term of this Lease shall be for one year, commencing on July 1, 2022, and ending on June 30, 2023. The Lease may be extended by mutual written agreement. If the Lease is extended, the Base Rent and the Revenue Sharing Additional Rent percentage shall not be increased during the period from July 1, 2023 to June 30, 2024. If the lease is not extended it shall end on June 30, 2023. Not later than April 1, 2023, each party must give the other party written notice of its intent to renew or not to renew the Lease.

3. Base Rent; No Offsets; Late Charles; For the period beginning July 1, 2022 (July and August rent is waved) September 1. 2022 and ending June 30, 2023, the Base Rent shall be Twenty-Two Thousand Dollars ($22,000) payable in twelve (10) monthly installments of Two Thousand Two Hundred Dollars ($2,200) per month.

The Tenant covenants and agrees to pay the Base Rent in advance on the first day of each month at the office of the Landlord or at such other place as the Landlord may designate from time to time to Tenant.

After the fifteenth (15th) day of any month, there shall be a late charge payable by the Tenant to the Landlord of twelve percent (12%) of the installment of rent due for such month for any rent paid after said fifteenth (15th) day. The parties to this Lease agree that this late charge represents a fair and reasonable estimate of costs that the Landlord will incur by reason of any late payment by the Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to the Landlord under this Lease or pursuant to any law now or hereafter in effect.

Tenant understands and agrees that the covenant to pay Rent is an independent covenant on the part of the Tenant to be kept and performed and no offset the o shall be permitted or allowed except as specifically stated in this Lease.

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4. Revenue Reporting & Revenue Sharing Additional Rent and Dock Rent; Beginning January 1, 2023 in addition to the Base Rent due to Landlord pursuant to Section 3 above, Tenant agrees to report its gross revenues derived from watersports equipment rentals and sale of water sports-related merchandise operated from, through, and related to the Leased Premises to Landlord and to share those revenues with Landlord through Tenant’s point of sale (“POS”) system providing access to Landlord to extract such revenue information directly from the Tenant’s POS system on or before the 5th day following the end of each month. To the extent that Tenant’s monthly gross revenue multiplied by 7% is greater than the Base Rent amount, Tenant will pay Landlord the difference between 7% of Gross Revenue and the initial Base Rent amount of $2,200 (subject to increase if/when the Base Rent amount increases under any future lease extension), such rent excess is herein referred to as the Revenue Sharing Additional Rent and is due by the 15th of the month following the end of each month. On the fifteenth (15th) day of the month following the month that Revenue Sharing Additional Rent was earned there shall be a late charge payable by the Tenant to the Landlord of twelve percent (12%) of the Revenue Sharing Additional Rent.

In the event Landlord builds the fixed dock Tenant will pay Dock Rent of $1,000 per month for the non-exclusive use of the dock to board and de-board guests. Dock Rent is in addition to the Base Rent and the Revenue Sharing Rent. Dock rent is due to be paid to Landlord in advance on the 151 day of each month. On the fifteenth (15th) day of the month there shall be a late charge payable by the Tenant to the Landlord of twelve percent (12%) of the Dock Rent.

All rental payments in Sections 3 and 4 along with any future rent increases agreed by the parties in connection with any future lease extension or modification shall be collectively referred to hereinafter as the “Rent.”

5. Permitted Use; It is understood and agreed by Landlord and Tenant that the Premises shall be used and occupied for no purposes other than for the rental of paddle boards, kayaks, electric boards, gasoline- powered personal watercraft or jet skis, and pedal and sail boats, snorkeling equipment, and for boarding and de-boarding of vessels and watercraft tourist-type trips and excursions. Any other watersports activities must be approved in writing by Landlord. The use of gasoline-powered personal watercraft is subject to all CZM regulations and local noise ordinances regarding such watercraft.

In the event that Landlord builds a fixed dock, tenant must abide by the landlords Minor Coastal Zone Management Permit No. CZT-18-19W for the docking, boarding, de-boarding, use, rental, or operation.

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Retail sales of merchandise commonly related to watersports activity (e.g., hats t-shirts, snorkeling equipment, goggles, and sunscreen) are permitted. Sales of f d and/or beverages of any sort or in any manner are prohibited.

Tenant shall have the exclusive right to advertise and book watersports equipment rentals and place watersports advertising materials in the Point Pleasant Resort hotel lobby and the Captains Lounge adjacent to the Hotel Lobby. Tenant shall have a non-exclusive right to operate and book day excursions from Point Pleasant Resort.

6. Business License; Workers Compensation Insurance; Tenant shall be solely responsible for obtaining and maintaining all required licenses, including but not limited to the business license or any other licenses required for Tenant’s permitted uses of the Premises. Tenant shall make timely and accurate reports and full payment for Virgin Islands Workers Compensation insurance for Tenant’s employees.

7. Rent Security Deposit; The Tenant has deposited with Landlord the sum of Two Thousand Two Hundred Dollars ($2,200) which is equal to one (1) month’s Base Rent) which shall represent a non-interest-bearing rent security deposit for the full and faithful performance by the Tenant of its obligations under this Lease, which sum shall be retained by the Landlord during the continuance of this Lease. In the event that Landlord builds a fixed dock the security deposit amount will increase $1,000 to $3,200 when/if the dock is completed and approved for use. In the event that the lease term is extended to provide for an increase in the Base Rent, Revenue Sharing Additional Rent or Dock Rent amount, Tenant shall thereupon pay to Landlord such additional sums as are necessary to maintain a security deposit always equal to one monthly rental installment of the Base Rent and Dock Rent.

The Landlord may charge the security deposit for any amounts due from, but not paid by, the Tenant. If the Landlord does so, the Tenant shall promptly upon demand replenish the security deposit up to the required level. Failure to do so shall constitute a default under this Lease.

If the Tenant is not in default and causes no loss to the Landlord, whether loss of rents or by damage, injury or otherwise, then the security deposit shall be paid back by the Landlord to the Tenant upon the termination of this Lease without interest.

8. Utility Charges

8.1 Utility Charges; Tenant agrees to pay Sixty-Five Dollars ($65) per month to the restaurant operator for occasional water usage. Tenant agrees to pay additional water usage charges to the restaurant operator should the volume of usage warrant adjustment of charges. Landlord may install a water usage meter, in which case Tenant will be billed for and must pay for its water consumption.

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Tenant acknowledges that the electricity furnished to Tenant by Landlord will be separately metered and billed at the Virgin Islands Water & Power Authority (WAPA) rate and that Landlord and its parent company Point Pleasant Villa Owners Association (“PPVOA”) have no control over electricity production and distribution; and that Landlord and PPVOA will not be responsible for any consequences of interruption of electrical service. However, Landlord and PPVOA acknowledge the critical importance of electricity to Tenant’s business operations and to the overall success of Point Pleasant Resort.

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Landlord and PPVOA therefore promise, as a top priority, to promptly repair any damaged or broken part of the electrical system serving Tenant that is owned and controlled by Landlord or PPVOA. Such priority response includes response after hours and on weekends.

8.2 No Liability; The Landlord shall not be liable, in damages or otherwise, for any discontinuance, failure or interruption of service to the Premises of any utilities or air conditioning. No such discontinuance, failure or interruption shall be deemed a constructive eviction of the Tenant or entitle the Tenant to terminate this Lease or withhold payment of any rent due under this Lease. Furthermore, the Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, the Tenant’s business, including without limitation loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any utilities, or other services referenced above.

9. Repairs and Maintenance.

9.1 Tenant’s Obligations; The Tenant hereby agrees that the interior of the Premises shall be maintained, repaired, and kept in good repair and condition at the Tenant’s expense. However, Tenant shall not be responsible for damage caused by any failure of the structure supporting and surrounding the Premises, including roofs, exterior walls, and floors. Tenant shall be responsible for the proper and full extermination of rodents, ants, roaches, and all other pests from the Premises. In the event that the Landlord determines that the Tenant has failed to observe the provisions of this Section 9.1, the Landlord shall give the Tenant ten (10) days notice in writing to commence repairs after which the Landlord may enter the Premises for the purpose of making all necessary repairs to the Premises, and the Tenant shall pay the cost of such repairs and the same shall be considered as rent and paid thirty (30) days after a bill accompanied by receipts has been submitted by the Landlord. If Tenant defaults in making such payment, the Landlord shall have the remedies provided in this Lease. The Tenant covenants and agrees that it will, at its own expense, during the continuance of this Lease, keep the Premises in good repair and, at the termination of the Lease, yield and deliver up the same in the like condition as when taken, reasonable use and wear thereof excepted. The Tenant covenants and agrees to give the Landlord prompt notice of any defects or damages in the Premises or the equipment and fixtures situated therein.

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9.2 Landlord’s Obligations; The Landlord shall maintain the structure supporting and surrounding the Premises, including roofs, exterior walls, and floors. In the event that, by an express provision of this Lease, Landlord agrees to care for or maintain the Premises, such agreement on the part of Landlord shall constitute a covenant only, and no obligation or liability whatsoever shall exist on the part of the Landlord.

9.3 Alterations; The Tenant shall not make any structural or design alterations to the Premises without the prior written consent of the Landlord, and all such approved alterations to the Premises, except as otherwise provided herein, shall be at the Tenant’s sole expense.

9.4 Landlord’s Right of Entry; The Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting the same or for any reasons whatsoever deemed by the Landlord essential to the Premises.

9.5 Parking Facilities; The Landlord shall cause all existing parking facilities to be always maintained in good repair and clean condition during the Term. The Landlord agrees that the Tenant, with others, may have the non-exclusive rights to use parking facilities for the accommodation and parking of automobiles of the Tenant, its employees, and its customers. Tenant also understands and agrees that Landlord cannot provide unlimited or exclusive parking for Tenant’s watersports customers. Tenant understands and agrees that parking adjacent to the Premises is limited. The Tenant agrees that its employees must park their cars only on such areas as the Landlord may from time to time designate as employee parking areas. If any employee or agent of the Tenant shall park his or her car other than in designated parking areas, the Landlord shall have the right and privilege to have such car towed away at the Tenant’s expense. There shall be no overnight parking.

10. Improvements; Landlord’s Lien; All installations, alterations, additions, or improvements upon the Premises, made or required to be made under this Lease by either party, or previously existing, including, but not limited to, all pipes, ducts, conduits, equipment, wiring, air conditioners, light fixtures, paneling, decorations, partitions, railings, galleries, existing trade fixtures and the like, shall become and remain the property of Landlord, who alone shall have the right to encumber same and shall remain upon and be surrendered with the Leased Premises upon termination of this Lease. Movable furniture, movable equipment, and movable trade fixtures that were installed by Tenant at its expense shall remain its property and may be removed at any time.

11. Transfers

11.1 Prohibition Against Assignment and Subletting; The Tenant is precluded from assigning (by operation of law or otherwise), selling, mortgaging, pledging or in any manner transferring this Lease or any interest herein, or subletting the Premises or any part or parts thereof, or granting any concession or license or otherwise permitting occupancy of all or any part thereof by any person, firm, partnership, sole proprietorship or corporation without the Landlord’s express written consent which the Landlord may withhold in its sole discretion. Tenant acknowledges that the Landlord desires exclusive control over tenants and wishes to maintain a consistent resort image within the Premises and all of Landlord’s property. Tenant further acknowledges that Landlord’s absolute right to prohibit the transfer of Tenant’s interest in the Lease or subletting of the Premises has been freely negotiated and constitutes an integral part of this Lease between Tenant and Landlord.

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11.2 Transfer Among Business Entities; If Tenant is a corporation or other business entity, then the terms “assign” and “assignment” as used herein are defined to include but not be limited to the following, whether done directly or indirectly, in one step or more than one step, individually or in combination:

(a) change of ownership of the shares of Tenant entity entitled to vote for its board of directors whereby the controlling shareholder is changed or if no one shareholder has control, a change whereby those shareholders who in combination had control no longer in combination have control; or

(b) a merger or consolidation involving Lessee corporation.

11.3 Effect of Transfer; If written consent is given by the Landlord, the recipient from the Tenant, and future tenants, shall take upon and be subject to the written consent requirements and other conditions, obligations and provisions set forth in this Lease, and the original Tenant shall always remain liable for performance hereunder unless expressly released in writing by the Landlord at the time any written consent to assignment is given. Neither the consent by Landlord to an assignment, subletting, concession or license, nor any references in this Lease to concessionaires and licensees, shall in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting or the granting of any concession or license for the use of any part of the Premises, nor shall the collection of Base Rent or any additional Revenue Sharing Additional Rent or Dock Rent by Landlord from any assignee, subtenant or other occupant be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of the terms, covenants and conditions in this Lease that are Tenant’s obligations.

11.4 Transfer Premium; Landlord reserves the right to charge a premium or fee as a condition for approving any transfer sought by Tenant. Should Landlord choose to exercise this right, Landlord and Tenant may negotiate the amount of the premium or fee to be charged for Landlord’s permission.

12. Indemnification and Insurance

12.1 Indemnification; As a material part of the consideration to Landlord, the Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever. To the fullest extent permitted by law, the Tenant hereby agrees to defend, indemnify, and hold harmless Landlord and Landlord’s affiliates Point Pleasant Villa Owners’ Association (“PPVOA” and Point Pleasant Rental Pool LLC (“PPRP”) and their individual members, owners, officers, directors, employees, agents, attorneys, and insurers against and from any and all claims, demands, suits, losses, expenses, damages, obligations, or liabilities (including costs, expenses, and reasonable attorney’s fees) caused by, incidental to, or arising out of, Tenant’s use or lease of the Premises, whether or not based upon the alleged negligence, fault or obligation of Landlord, except that Tenant shall have no obligation to indemnify Landlord with respect to damages or liabilities which have been actually adjudicated to be the result of Landlord’s sole active negligence or willful misconduct. In the event that any action or proceeding is brought against Landlord relative to any such claims, demands, suits, losses, expenses, damages, obligations, or liabilities, Tenant shall upon notice from Landlord immediately undertake to defend Landlord at Tenant’s expense by retaining counsel approved in writing by Landlord.

Tenant hereby agrees that Landlord shall recover its attorneys’ fees, costs, and expenses incurred in the enforcement of this indemnification provision against Tenant.

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12.2 Insurance; It is further agreed that the Tenant shall procure and keep in effect during the continuance of this Lease comprehensive public liability and property damage insurance for the benefit of the Landlord, PPVOA and PPRP and naming Pleasant Properties LLC, Point Pleasant Villa Owners’ Association and Point Pleasant Rental Pool LLC as additional insureds.

(a) Such primary comprehensive general liability insurance with a specific watersports insurance coverage rider shall be in the amount of at least Three Million Dollars ($3,000,000) each occurrence or such greater amount as the Landlord may require from time to time. This coverage shall apply to both the watersports premises and operations that are the subject of this Lease. Such property insurance shall be in the amount of Fifty Thousand Dollars ($50,000) or such greater amount as the Landlord may require from time to time.

(b) Any and all insurance policies procured by the Tenant to satisfy the requirements of this Lease shall apply on a primary basis, and shall be primary to, and not contribute with, any insurance which may be procured by Landlord. Any insurance which may be procured by Landlord shall apply exclusively as excess to the insurance procured by the Tenant.

(c) Tenant shall furnish Landlord with an original certificate of insurance for all insurance policies procured to satisfy the requirements of this Lease no later than ten (10) days after Tenant takes possession of the Premises. Tenant shall furnish Landlord at reasonable times, but not less than annually, with Certificates of Insurance certifying that the above-listed insurance is in effect, naming Pleasant Properties, LLC, Point Pleasant Villa Owners’ Association and Point Pleasant Rental Pool LL as additional insureds.

(d) Failure by Tenant to provide on a timely basis and to maintain in effect the insurance required under this section may result in the automatic termination of this Lease without further notice.

12.3 Other insurance requirements; Tenant agrees, covenants, and promises to ensure that all operators and/or owners of vessels and watercraft of any type (including without limitation kayaks, paddleboards, electric boards, sail boats and pedal boats or personal watercraft and of motor vehicles that enter or leave the Leased Premises or Landlord’s property or PPVOA property shall at all times carry primary comprehensive general liability insurance with a minimum policy limit of Three Million Dollars ($3,000,000), which policy shall specifically name Pleasant Properties, LLC, Point Pleasant Villa Owners’ Association and Point Pleasant Rental Pool LLC as additional insureds. Tenant understands and agrees that this requirement is essential for the protection of both Landlord and its affiliates and Tenant. The requirement in this Section 12.3 applies only to operators and owners with whom Tenant does business and does not apply to operators and owners with whom Tenant has no relationship.

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13. Insolvency, Etc. of Lessee; Tenant agrees that if the estate created by this Lease shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant’s property for the benefit of creditors, then and in such event this Lease may be terminated at the option of the Landlord without penalty or premium to Landlord and without further and future obligation of Landlord to Tenant.

14. Subordination; The Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord’s interest in the Premises and in the land on which the Premises are located, or upon any building’s hereafter placed upon the land of which the Premises form a part. In addition, the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any such mortgages or proposed mortgages and hereby irrevocably appoints the Landlord as the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant.

15. Damage by Fire or Other Casualty; It is understood and agreed that if the Premises hereby leased are damaged or destroyed in whole or in part by fire or other casualty during the continuance of this Lease, the Landlord will to the extent of the insurance proceeds therefor repair and restore the same to good tenantable condition with reasonable dispatch after the Landlord receives the insurance proceeds therefor, and that the Rent shall abate entirely in case the entire Premises are untenantable until the same shall be restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rent during the period of such resulting delay; and provided further that there shall be no abatement of rent if such fire or other cause damaging or destroying the Premises shall result from the negligence or willful act of the Tenant, its officers, agents, employees, contractors or invitees; and provided further that in case the entire Premises shall be destroyed to the extent of more than one-half (1/2) of the value thereof excluding the value of the land leased, the Landlord may at its option terminate this Lease forthwith by written notice to the Tenant.

16. Rain and Water Damage; It is understood and agreed that Landlord shall not be liable for any water damage whatsoever to property of Tenant or to the Premises caused by rain or water that may leak into or flow from any source, water mains or sewer pipes, or from adjoining premises or from the streets or storm sewers along the streets unless such damage is caused by the gross negligence of Landlord. Landlord shall have the obligation to repair any structural defect in the Premises as provided in this Lease within a reasonable period after notice from the Tenant to Landlord.

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17. Tenant’s Conduct of Business

17.1 Operating Covenants; Of primary importance to Landlord is that Tenant proceeds with due dispatch and diligence to open for business in the Premises and that Tenant shall continue to operate Tenant’s business in a reputable manner and shall keep the Premises in a neat and orderly fashion.

17.2 Tenant’s Restriction from Operating Competing Watersports Operations; Tenant acknowledges that operating a competing watersports business on St. Thomas may detract from the Revenue Sharing Additional Rents payable to Landlord under this lease. As such, Tenant is prohibited from providing competing watersports equipment rental and services in St. Thomas, USVI, with the exception Tenant may provide such equipment rental and services at Seas the Day Charter located at American Yacht Harbor on St. Thomas. Any waiver, modification or amendment to this restriction can only be granted in writing by Landlord, at its sole discretion.

17.3 Disposal of Garbage; Tenant agrees to pay Ten Dollars ($10) per month to the Landlord for Landlord’s daily disposal of Tenant’s refuse deposited in Landlord’s existing trash bins located along the roadways of Landlord’s property.

17.4 Smoking; Smoking is prohibited inside the Premises and in any other area where smoking is prohibited by the Virgin Islands Code or Rules & Regulations.

17.5 Adherence to condominium rules; Tenant agrees to abide by, and act in compliance with, the Rules & Regulations of the Point Pleasant Villa Owners Association to the extent that those rules and regulations relate to the use of the Leased Premises and the common areas and facilities of the Point Pleasant condominium property. The current Rules and Regulations have been provided to Tenant and are made a part of this Lease.

17.5 Alcohol and Substance Abuse Policy; Landlord is committed to protecting the safety, health, and well-being of all people who come onto its property. Recognizing that drug and alcohol abuse pose a direct and significant threat to this goal, Landlord is committed to ensuring a substance-free environment for all. In accordance with Landlord’s commitment, Tenant promises to strictly prohibit the illicit use, possession, sale, conveyance, distribution, or manufacture of illegal drugs, intoxicants, or controlled substances in any amount or in any manner. Tenant will ensure that its personnel do not drink alcohol while on duty and that its personnel are not impaired by alcohol while on the Leased Premises or on the surrounding property of Landlord and PPVOA including, but not limited to, when operating motor vehicles and vessels and watercraft of any type.

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17.6 Display of Merchandise; Except as explicitly provided in this Lease, Tenant shall not display any merchandise outside the Premises, nor obstruct any sidewalks, driveways, platforms, or passageways.

17.7 Barkers; Tenant expressly agrees not to employ a barker or in any way utilize the services of a barker or any like marketing persons or similar marketing campaigns on the Premises.

17.8 Restroom Use; Tenant’s employees and clients shall have the right to use the Shoreline Bar and Grille Restaurant restrooms and agree to share in the daily cleaning and contribute to the dry goods used for of both restrooms. This contribution will be coordinated with the restaurant operator.

18. Events of Default by Tenant; Remedies

18.1 Events of Default; The occurrence of any of the following shall constitute a default by the Tenant and a breach of this Lease:

18.1.1 Failure to Pay Rent; Failing or refusing to pay any amount rent or utilities within five and garbage removal costs within (5) days of when due in accordance with the provisions of this Lease.

18.1.2 Breach of Operating Covenants; Failing or refusing to occupy and operate the Premises in accordance with Section 17 within three (3) days of notice of the Tenant’s breach.

18.1.3 Other Curable Defaults; Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in Subsections 12.1, 12.2, and 12.3 above, within ten (10) days notice; provided, however, that if such default cannot be cured within such time period, the Tenant shall be deemed to have cured such default if the Tenant so notified Landlord, commences cure of the default within such time period, and thereafter diligently and in good faith continues with and actually completes such cure within forty-five (45) days.

18.1.4 Non-Curable Defaults; Maintaining, committing, or permitting on the Premises waste, a nuisance or use of the Premises for any unlawful purpose; entering into a transfer contrary to the provisions of Section 11; and committing any other breach of the Lease which is not capable of cure.

To the extent permitted by applicable law, the time period provided in this Section 18 for cure of the Tenant’s defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.

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18.2 Non-Curable Defaults; With regard to those non-curable defaults specified in Section 18, Landlord shall give Tenant a notice specifying the nature of the default and the provisions of this Lease breached and Landlord shall have the right to demand in such notice that Tenant quit the Premises within five (5) days.

18.3 Landlord’s Rights, Remedies, and Damages; Should the Tenant fail to cure any default or to quit the Premises within the times specified in this section, Landlord may, without further notice or demand of any kind to Tenant or any other person, except as required by applicable law, terminate this Lease and the Tenant’s right to possession of the Premises and reenter the Premises, take possession thereof and remove all persons therefrom, following which the Tenant shall have no further claim thereon or hereunder.

Tenant covenants that the service by the Landlord of any notice pursuant to the unlawful detainer statutes of the U.S. Virgin Islands and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease. In the event of any reentry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove all or any part of the merchandise, fixtures, or personal property located therein and to place the same in storage at a public warehouse at the expense and risk of the Tenant. The rights and remedies given to Landlord in this section shall be additional and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs.

Should Landlord terminate this Lease and Tenant’s right to possession of the Premises pursuant to the provisions of this section, Landlord may recover from Tenant as damages all of the following:

(i) An amount equal to all expenses, if any, including reasonable counsel fees, incurred by the Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of the Premises while vacant, which damages shall be due and payable by the Tenant to the Landlord at such time or times as such expenses shall have been incurred by the Landlord; and

(ii) An amount equal to the amount of all Rent reserved under this Lease together with interest thereon at the rate of twelve percent (12%) per annum from the date(s) due, less the net rent, if any, collected by the Landlord on reletting the Premises, which shall be due and payable by the Tenant to the Landlord on the days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days the Tenant shall pay to the Landlord the amount of deficiency then existing. Such net rent collected on reletting by the Landlord shall be computed by deducting from the gross rents collected all reasonable expenses incurred by the Landlord in connection with the reletting of the Premises or any part thereof, including without limitation brokers’ commissions and the cost of repairing, renovating or remodeling the Premises. Tenant agrees that Landlord is entitled to recover the attorneys’ fees, costs. and expenses of all of these amounts.

Without any previous notice or demand, separate actions may be maintained by the Landlord against the Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord without waiting until the end of the then current term.

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18.4 Fixtures and Personal Property Without limitation of Landlord’s rights under this Lease, in the event of Tenant’s default, all of Tenant’s merchandise, fixtures and personal property shall, at Landlord’s option, (a) remain on the Premises and, continuing during the length of such default, Landlord shall have the right to take the exclusive possession of same and to use the same free of rent or charge until all defaults have been cured, (b) be removed by Landlord from the Premises and placed in storage at a public warehouse at the expense and risk of Tenant, or (c) be removed by Tenant upon demand by Landlord; provided, however, that Tenant’s confidential business information and files shall at all times remain Tenant’s property and shall not, under any circumstances, be retained or controlled by Landlord.

19. Signage and Promotion; Any signs to be erected on the Premises by the Tenant shall first be approved in writing by the Landlord. The Landlord shall have the right to remove any sign which has not been previously approved in writing by the Landlord. Tenant hereby agrees to regularly clean and maintain its signage. Landlord shall provide a space for advertising materials and signage in the Point Pleasant Resort hotel lobby and the Captains Lounge adjacent to the hotel lobby. Landlord agrees to feature the Tenant’s watersports activities on its hotel website.

20. Compliance with Laws; Tenant shall at its own expense promptly comply with all laws and with all orders, regulations, or ordinances of all governmental agencies and authorities affecting the Premises. Without limiting the generality of this obligation, this includes compliance with the Virgin Islands Noise Pollution Control law found in Title 19 of the V.I. Code.

21. Showing Premises; The Tenant agrees that Landlord may show the Premises to prospective Tenants and may display in and about the Premises and in the windows thereof the usual and ordinary “To Rent” signs.

22. Rights and Remedies Cumulative and Not Exclusive of Others; It is agreed that each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed by law.

23. Holding Over; It is hereby agreed that in the event of Tenant holding over in the Premises after the expiration of this Lease, this holding over shall be treated as a tenancy at sufferance at 1.5 times the Rent prorated on a daily basis and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

24. Eminent Domain; If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then the Rent shall cease on the part so taken, from the day the possession of that part shall be required for any public purpose and the Rent shall be paid up to that day, and if more than twenty-five percent (25%) of the Premises are so taken, then on that day Tenant shall have the right either to cancel this Lease and declare the same null and void or to continue in the possession of the remainder of the same, provided, however, that the Rent shall be reduced in proportion to the amount of the Premises taken. All damages awarded for such taking shall belong solely to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or the fee of the Premises herein leased; provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant by a public authority for loss of Tenant’s business.

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25. Mode of Payment; The initial deposit payment and the first month Rent is required to be made by bank manager’s check or another certified instrument. All other Rent payments by the Tenant shall be by a check drawn upon a U.S. Virgin Islands checking account. In the event any checks received by the Landlord are returned for insufficient funds, the Landlord may at its option give notice to the Tenant that all future payments must be by bank manager’s check or other certified instrument.

26. Liens; The Tenant covenants and agrees not to permit any construction, mechanic’s, materialmen, or other lien (collectively, “Lien”) to stand against the Premises for work or material furnished to the Tenant. The Tenant agrees to defend, indemnify, and hold harmless the Landlord for any damages, claims or liabilities arising from the breach of this covenant. The Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and no Lien for any such labor or material shall attach to or affect the reversion or other estate or interest of the Landlord in and to the Premises. Whenever any Lien shall have been filed against the Premises based upon any act or interest of the Tenant or of anyone claiming through the Tenant, or if any security agreement shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by the Tenant, the Tenant shall immediately take such action by bonding, deposit or payment as will remove the Lien or security agreement. If the Tenant has not removed such Lien or terminated such security agreement within thirty (30) days after notice to the Tenant, the Landlord may at its option pay the amount of such Lien or security agreement or discharge the same by deposit and the amount so paid or deposited, with interest thereof, shall be deemed additional rent payable by the Tenant to the Landlord under this Lease, and shall be payable forthwith with interest at the rate of twelve percent (12%) per annum from the date of such advance, and with the same remedies to the Landlord as in the case of default in the payment of Rent as herein provided.

27. Confidentiality of Lease; It is agreed that this Lease may not be recorded by Tenant. The Tenant further agrees to keep the terms of this Lease strictly confidential and shall not disclose said terms to any other person not a party hereto, without the prior written consent of the Landlord, provided that the Tenant may disclose the terms hereof to Tenant’s attorneys, accountants, managing employees and others in privity with Tenant to the extent reasonably necessary for Tenant’s business purposes without such prior written consent. The Tenant further agrees that a breach of this paragraph would cause irreparable injury to the Landlord, and the Landlord shall be entitled, together with all other remedies in law or equity available to the Landlord, to injunctive relief to restrain such breach.

28. Waiver or Consent Limitation; A waiver by Landlord of any given breach or default by Tenant shall not be a waiver of any other breach or default. The Landlord’s consent or approval of any act by the Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant.

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29. Quiet Enjoyment; The Landlord agrees that Tenant, upon paying the Rent and performing the terms, covenants, and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after the delivery of the Premises to Tenant during the continuance of this Lease. At the termination of this Lease, the Tenant shall peaceably yield the Premises in good condition and repair in all respects, reasonable wear and tear excepted. The Tenant may, at the termination hereof, remove all of its movable furniture, movable trade fixtures, and movable equipment but shall be responsible to the Landlord for all damages caused by the removal.

30. Binding Effect; This Lease shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, and assigns.

31. Notices; All notices, demands, statements, approvals or communications (collectively, “Notices”) given or required to be given by either party to the other under this lease shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to the Tenant at the address set forth at the conclusion of this Lease; or to such other place as the Tenant may from time to time designate in a Notice to the Landlord; or by leaving the notice attached to the entrance to the Leased Premises or (ii) to Landlord at the address set forth at the conclusion of this Lease, or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this paragraph or upon the date personal delivery is made or attempted to be made.

32. Captions; The section captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

33. Pronoun Usage; It is agreed that where applicable in this Lease the following words shall be used as synonymous as the case may be or as grammatical construction shall require “he, she, it, they, its, his, her and their”. The words “Landlord” and “Tenant” when used herein shall be taken to mean either the singular or the plural and shall refer to male or female, or corporations or partnerships, as the case may be, or as grammatical construction shall require.

34. Emergencies; In the case of an emergency (the existence of which shall be determined solely by the Landlord) and if Tenant shall not be present to permit entry, Landlord or its representatives may enter the Premises forcibly without rendering Landlord, its representatives and agents liable therefor or affecting the Tenant’s obligations under this Lease.

35. Relationship of the Parties; Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent or employer-employee relationship between Landlord and Tenant or other person or entity, or as causing the Landlord to be responsible in any way for the debts or obligations of such other person or entity. The only legal and business relationship created by this Lease is that of a Landlord and its Tenant.

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36. No Oral Agreements; It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease.

37. Brokers; Tenant hereby certifies that it has not dealt with any broker with regard to the Premises or this Lease. Tenant will indemnify, hold harmless and defend Landlord against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone in connection with the leased Premises or this Lease.

38. Guaranty of Principal Shareholders; If the Tenant is a corporation or other business entity, simultaneously with execution of this Lease, the principal shareholders of the Tenant shall execute a Guaranty of Lease, in the form attached hereto as Exhibit B in which the principals, as guarantors, shall jointly, severally, and personally guaranty the obligations of the Tenant under this Lease.

39. Time of the Essence; Time is of the essence of each provision of this Lease of which time is an element.

40. Disputes

40.1 Any dispute between the parties shall be resolved first by a mediator in the U.S. Virgin Islands, the fees for whom shall be paid one half by each of Landlord and Tenant. If mediation fails to resolve the dispute either party may bring an action in conformity with the terms of this Lease. Failure to pay rent or to maintain the insurance required by this Lease shall not be deemed a dispute requiring a mediator and Landlord may proceed directly to the court for those events. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are merged and incorporated into this Lease.

40.2 The laws of the U.S. Virgin Islands shall govern the interpretation. validity, performance and enforcement of this Lease. The forum for any legal action relating to this Lease shall a U.S. Virgin Islands court of competent jurisdiction. Venue shall be in the St. Thomas/St. John district of the U.S. Virgin Islands.

40.3 It is mutually agreed by and between Landlord and Tenant that they hereby waive any right they may have to trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matter whatsoever arising out of, or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of Leased Premises. In the event Landlord commences any summary proceeding for possession of the Leased Premises, Tenant agrees not to assert any counterclaim or third-party claim involving matters outside the subject matter jurisdiction of the Court hearing the summary proceeding for possession. The Tenant also agrees not to raise any affirmative defenses that might divest the court hearing the summary proceeding of subject matter jurisdiction.

The Tenant expressly agrees to assert any such claim against Landlord or third-party claim in a separate proceeding before a Court with proper subject matter jurisdiction and agrees not to move to consolidate any such separate proceeding with the summary proceeding filed by Landlord.

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40.4 In any action brought to enforce the obligations of Landlord under is Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord’s interest in the Property and no such judgment shall be the basis of execution, levy, or other enforcement procedures for the satisfaction of Tenant’s remedies under or with respect to this Lease or arising out of the relationship of Landlord and Tenant hereunder or out of Tenant’s use or occupancy of the Leased Premises on, or be a lien on, any asset of Landlord other than its interest in the Property. To the maximum extent permitted by law, the Tenant hereby waives any and all claims, actions, Landlord defaults and other matters as against the Landlord for any such matters arising prior to the date the Landlord took title to the Property, the foregoing waiver being a significant inducement for Landlord’s agreement to enter into this Lease with the Tenant.

41. Valid in counterpart; This agreement may be signed in counterpart; if it is signed in counterpart, it is valid.

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IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease as of the day, month, and year first above written.

LANDLORD:	PLEASANT PROPERTIES, LLC 6600 Estate Smith Bay St. Thomas, U.S. Virgin Islands 00802

Witnesses: (“Two required)	By:	/s/ Larry Stokes
Larry Stokes, General Manager
/s/		Pleasant Properties LLC.
Point Pleasant Resort
/s/
	Date:	4/22/21

TENANT:	STDC Holdings Inc. D.B.A Seas the Day Charters-Virgin Islands 6100 Red Hook Qtrs. B1-B2 Red Hook St. Thomas, Virgin Islands 00802

Witnesses: (“Two required)	By:	/s/ Scott Stawski
	Name:	Scott Stawski
/s/	Its:	Chairman STDC Holding Inc.

/s/	Date:	6/22/21

Exhibit A

SITE

LOCATION MAP

N
E
S
W
PARCEL NO. 4-4B
Access Easement "FF" over Parcel No. 4-4B
EASEMENT "H"
EXISTING ROADWAY
Access Easement "FE" over Parcel No. 4-4E
GRAVEL WALK
GRAND PALACE RESORT
FORMER EASEMENT "F" (refer to A9-527-T98)
PARCEL NO. 4HE-2 (II)
EASEMENT "G" (refer to A9-527-T98)
PARCEL NO. 4CA-Rem. (1.254 Ac.)
ACCESS EASEMENT "GA" over Parcel No. 4HE-1
ACCESS EASEMENT "GB" over Parcel No. 4CA-Rem. (1,220 Sq.Ft.±)
PARCEL NO. 4CA-1 (3,745 Sq.Ft.±)
TREEHOUSE
MAINT.
171.14'
S18°10'59"W
180.46'
N22°29'26"E
112.69'
S83°19'38"W
129.08'
S83°19'38"W

Exhibit B

GUARANTY OF LEASE, GUARANTY OF LICENSE AGREEMENT and GUARANTY OF
STATEMENT OF RESPONSIBILITY WAIVER. AND UNDERSTANDING IN CASE OF
STORM THREAT

THIS GUARANTY OF LEASE, LICENSE AGREEMENT and STATEMENT OF RESPONSIBILITY (the “Guaranty”) is effective July 1, 2022 and is made by Scott Stawski, a resident of the U.S. Virgin Islands (the “Guarantor”).

WHEREAS, Pleasant Properties, LLC (“PPLLC”) a Virgin Islands limited liability company and STDC Holdings Inc. D.B.A Seas the Day Charters-Virgin Islands licensed to do business in the Virgin Islands, whose address is 6100 Red Hook Qtrs. BI-B2 Red Hook, St. Thomas, Virgin Islands 00802 (Seas the Day) are parties to a lease (as may hereafter from time to time be amended, the “Lease”) dated July 1, 2022 for a portion of the property (the “Leased Premises”) located at Parcel No. 4 — HE Remainder, Estate Smith Bay, St. Thomas, U.S. Virgin Islands and are parties to a Mooring License Agreement (“License Agreement”) and the Statement of Responsibility, Waiver, And Understanding In Case of Storm Threat (“Statement of Responsibility”) collectively (“the Agreements”); and

WHEREAS, as a condition to obtaining PPLLC’s agreement to enter into the Agreements with Seas the Day Charters-Virgin Islands, a Company licensed to do business in the Virgin Islands, of which Guarantor is a member, PPLLC requires Guarantor to guarantee all obligations of Seas the Day Charters-Virgin Islands under the Lease;

NOW THEREFORE, in consideration of PPLLC’s entering into the Agreements with Seas the Day Charters-Virgin Islands, Guarantor, intending to be legally bound, hereby agrees as follows:

Section 1. Guaranty. Guarantor, personally and in his individual capacity, hereby guarantees to PPLLC the full performance of Seas the Day Charters-Virgin Islands obligations under the Agreements. This Guaranty extends to payment of Rent (as adjusted from time to time), Revenue Sharing Additional Rent and all other charges required to be paid under the Lease payment of License Fees under the License Agreement and including Seas the Day Charters-Virgin Islands indemnification of PPLLC related to the Agreements.

Section 2. Waiver. Guarantor waives all notices or demands given or required to be given to Seas the Day Charters-Virgin Islands under the Agreements. This waiver extends to any notice of default under the Agreements and to any notice of modification, extension or indulgence granted to Seas the Day. Guarantor waives all right to trial by jury in any action or proceeding hereinafter instituted by PPLLC with respect to the Agreements, this Guaranty of the Agreements, or the relationship between PPLLC and Seas the Day Charters-Virgin Islands.

Section 3. Term of Guaranty.

3.1 Duration. This Guaranty shall commence on July 1, 2022 and remain in effect during the entire term of the Agreements, including any option, renewal, or extension terms, and until Seas the Day Charters-Virgin Islands has discharged all of its obligations under the Agreements.

3.2 No Termination. This Guaranty shall not be terminated, modified, or impaired because of any of the following actions: (a) the extension, modification or amendment of the Agreements; (b) any action PPLLC may take or fail to take against Seas the Day Charters-Virgin Islands; (c) any waiver or failure to enforce any of the rights or remedies available to PPLLC or to which PPLLC may be entitled under law or in equity; (d) any assignment by Seas the Day leasehold interest in the Leased Premises and Licensed Mooring(s) or any sublease of the Leased Premises or Licensed Mooring(s); (e) any use or change in use of the Leased Premises and Licensed Mooring(s); (f) damage to, destruction of or taking by power of eminent domain of all or any part of the Leased Premises and Licensed Mooring(s); (g) any other dealings between PPLLC and Seas the Day Charters-Virgin Islands; or (h) any bankruptcy, insolvency, dissolution, liquidation, receivership, trusteeship, reorganization, assignment for the benefit of creditors, bankruptcy or rejection of the Lease in any bankruptcy, or other similar proceeding affecting Seas the Day, whether voluntary or involuntary.

Section 4. Enforcement of this Guaranty.

4.1 Action or Proceeding. At PPLLC’s option, (a) Guarantor may be joined in any action or proceeding against Seas the Day in connection with the Lease, or (b) PPLLC may recover against Guarantor in any action or proceeding even if PPLLC does not pursue or exhaust its remedies against Seas the Day Charters-Virgin Islands.

4.2 Judgment Binding. Guarantor shall be conclusively bound by the judgment in any action or proceeding brought by PPLLC against Seas the Day Charters-Virgin Islands in connection with the Agreements as if Guarantor were a party to the action or proceeding, even if Guarantor is not joined in the action or proceeding as a party, and regardless of the jurisdiction in which the action or proceeding is brought.

4.3 Proceedings. Guarantor irrevocably consents to the jurisdiction of any court in the U.S. Virgin Islands for any proceedings arising out of the Lease, this Guaranty, or the enforcement of either, and waives the right to trial by jury in any such proceeding. In the event of a default by Seas the Day Charters-Virgin Islands under the Agreements where PPLLC shall employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Guarantor contained in this Guaranty, the Guarantor shall on demand reimburse the reasonable fees of such attorneys and such other expenses so incurred.

Section 5. Miscellaneous. This Guaranty shall apply to and bind the heirs, executors. administrators, successors and assigns of Guarantor. If any provision of this Guaranty shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Guaranty and all such other provisions shall remain in full force and effect.

Section 6. Waiver of Right to Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE AGREEMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PPLLC’S AGREEMENT TO ENTER INTO THE AGREEMENTS.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date and year first above written.

WITNESSES:	GUARANTOR:

/s/	/s/ Scott Stawski 6/21/22
Scott Stawski

TERRITORY OF THE U.S. VIRGIN ISLANDS	)
) SS
JUDICIAL DISTRICT OF ST. THOMAS AND ST. JOHN	)

The foregoing instrument was acknowledged before me 27 this day of June, 2022 by

/s/
NOTARY PUBLIC

STATEMENT OF RESPONSIBILITY, WAIVER, AND UNDERSTANDING
IN CASE OF STORM THREAT

This Statement of Responsibility, Waiver, and Understanding in Case of Storm Threat. STDC Holdings Inc. D.B.A Seas The Day Charters (Scott Stawski — Chairman)

1) Responsible Person makes this Statement for the benefit of Licensor Pleasant Properties, LLC; Point Pleasant Villa Owners Association; Point Pleasant Rental Plan, LLC, their owners, employees, agents, contractors, subcontractors, insurers, and attorneys. In this Statement, Licensor and all of the persons and entities listed in this paragraph shall be referred to as “Licensor.”

2) Responsible Person understands that during a storm the Vessel will create risks to herself; to the lives and safety of persons; and to marine and land-based property interests if the Vessel is left on the mooring.

3) Responsible Person agrees and promises to arrange to have a qualified and experienced captain immediately available in St. Thomas between May 1 and November 30 of any year in which the Vessel, watersports equipment, floating dock is on the mooring. At the time this Statement is signed, Responsible Person must provide to Licensor the full contact information (including cellular telephone numbers) for the Responsible Person and the captain.

Responsible Person further agrees and promises that if a dangerous storm approaches St. Thomas, Responsible Person will order the captain to move the Vessel from the mooring without demand to do so by Licensor. This is an independent obligation of Responsible Person.

Responsible Person’s obligation to move the Vessel will also be triggered by a demand to move by Licensor. In case of a demand to move made by Licensor, Responsible Person must move the Vessel within three (3) hours of the demand. The demand by Licensor may be made in person, by telephone, email, text message, radio call, or any other means reasonably calculated to convey the demand. The demand will be effective if delivered to the Responsible Person or the captain. If Responsible Person and Licensor disagree about whether a dangerous storm is approaching; or about how dangerous it is; or about when it will hit; or about when the Vessel must be moved, Responsible Person agrees that the independent judgment of Licensor shall control the decision.

Responsible Person promises to monitor weather conditions between May 1 to November 30 and to stay in touch with Licensor regarding weather conditions. Responsible Person is solely responsible for selection of the location to which the Vessel is moved.

If Responsible Person fails to promptly take the action required by this Paragraph 3, then Responsible Person gives permission for, and agrees to, the following actions by Licensor that may be required due to failure of the Responsible Person to take action:

4) By this Statement, Responsible Person gives permission to Licensor to take actions to minimize the risks to the lives and safety of persons and to marine and land-based property interests near the mooring, which actions Responsible Person should be taking but has failed or refused to promptly take. Those permitted actions include, but are not limited to, the following:

a) moving the Vessel to another location that, in the independent judgment of Licensor. is likely to be safer than the Licensor facility;

b) hiring tugs, vessels, contractors, subcontractors, and/or crewmen such as are necessary to move the Vessel;

c) making any temporary or emergency repairs necessary to prepare the Vessel for movement or to maintain her before, during, or after such movement;

d) purchasing, on behalf of and for the account of the Vessel, any materials, equipment, gear, tackle, or tools necessary to move or to maintain her before, during, or after such movement;

e) any other reasonable action that, in the independent judgment of Licensor, is prudent to minimize the risks to the lives and safety of persons and to marine and land-based property interests near the mooring.

5) Responsible Person understands that nothing in this Statement obligates Licensor to take or refrain from any action with respect to the Vessel and Responsible Person is and shall remain solely responsible for the Vessel.

6) Responsible Person understands that Licensor is not and shall not be responsible for the Vessel, or for damage caused by the Vessel, as a result of any movement or action done or permitted by this Statement, or as a result of any storm, weather, or sea condition. Responsible Person, on behalf of the Vessel and her owners, waives all claims against Licensor for any action taken or not taken by Licensor that is permitted by this Statement.

7) Responsible Person promises to defend, indemnify, and hold harmless Licensor against any and all claims, demands, suits, or other actions arising from, or related to, the exercise by Licensor of the permission given to it by this Statement that are asserted by any person or entity.

8) Responsible Person agrees to reimburse Licensor for all out-of-pocket expenses incurred by Licensor related to actions that may be taken under this Statement within thirty (30) days of invoice to Responsible Person. In addition, Responsible Person agrees to pay Licensor for all additional work done and materials provided by Licensor related to actions taken under this Statement within thirty (30) days of invoice to Responsible Person. Responsible Person agrees that such out-of-pocket expenses and additional work and materials constitute marine necessaries for the Vessel.

9) Neither this Statement nor any action taken by Licensor pursuant to this Statement shall be deemed to create any ownership interest in the Vessel for the benefit of Licensor. Responsible Person has made this Statement for the purpose of inducing Licensor to haul, store, dock, and/or work on the Vessel between May 1 and November 30 of any year.

By:

Scott Stawski
Chairman - STDC Holdings Inc. D.B.A Seas The Day Charters

/s/ Scott Stawski	6/22/21
Signature, as the authorized chairman of, owner of, owner pro hac vice of, agent for, and/or captain of the Vessel	Date

POINT PLEASANT VILLA OWNERS ASSOCIATION

St THOMAS, U.S. VIRGIN ISLANDS

6600 Estate Smith Bay, St Thomas, USVI 00802-1340 TEL 340 777 5591 FAX 340 775 4346

Point Pleasant Resort Noise Policy

Noise that significantly disturbs sleep and peace at the resort is strictly prohibited. This includes noise from, but not limited to, construction/renovation equipment, landscaping equipment, music loud voices, and sounds from vehicles.

The acceptable hours of operation of construction, landscaping, renovation equipment shall be between the hours of 9 AM and 4 PM Monday through Friday, between 11 AM and 4 PM on Saturday. Any unit owner planning renovation of his/her unit must inform the PPVOA Office at least 7 days prior -to the beginning of renovation so that affected owners and guests can be notified in a timely manner.

This policy applies to all owners, guests, HOA personnel, and tenants. (NOTE—Emergency repairs as determined by the PPVOA Property Manager are exempt from this policy.)

The HOA reserves the sole right to determine whether an infraction has occurred upon the undertaking of a reasonable investigation. if an investigation reveals that a violation of this policy is occurring or has occurred, a warning to desist shall be given.

If after this warning, violations of this policy continue, the violator shall be subject to an initial fine of $100 imposed by the HOA.

Fines for violation of this policy may be assessed to owners or to tenants.

Fines shall increase by $100 for each subsequent consecutive day of non-compliance_

Any owner or tenant shall be allowed to seek a variance to this policy by submitting a written request to The HOA at least 7 business days prior to an event which the owner or tenant believes may cause an infraction to this rule The HOA shall respond to such requests within 24 hours.

Within 24 hours after approval of any variance, the HOA shall tempt to notify all adjacent or neighboring owners, tenants or rental agents that it feels may be impacted.

A property owner’s right to renovate his/her villa will NOT be prevented under any circumstances so long as a variance is approved by the HOA and the rules established herein are followed.

PARKING REGULATIONS

POINT PLEASANT RESORT

SET FORTH BY PPVOA BOARD OF DIRECTORS

1.	STICKERS ARE AVAILABLE; ONE PER UNIT, FOR ALL OWNERS THAT LIVE FULL TIME ON PROPERTY AND FOR TENANTS. WHEN OWNERS’ TENANTS LEAVE THE OWNER IS RESPONSIBLE FOR REMOVING THEIR TENANTS STICKER AND TURNING INTO PPLLC OFFICE ALL VEHICALS ARE TO HAVE A STICKER OR PARKING PASS PLACED IN THE LEFT-HAND CORNER OF YOU WINDSHEILD.

2.	NO VEHICLES ARE PERMITTED TO PARK IN AREAS MARKED AS SERVICE VEHICLES ONLY AND/OR TOW AWAY ZONES.

3.	NO VEHICLES ARE PERMITTED TO PARK IN FRONT OF THE “A-BUILDING.’ THIS IS AN EMERGENCY/FIRE LANE. NO PARKING IN TAXI STAND AT END OF A-BUILDING.

4.	NO VEHICLES ARE PERMITTED TO PARK IN THE TURN AROUND AREA AT THE END D-1 THRU D-9 BUILDING. THIS NOT ONLY AN EMERGENCY AREA BUT A TURN AROUND FOR SECURITY AND BELLMAN. THE HILLTOP DRIVE BEYOUND THE SPA BUILING IS FOR SERVICE VEHICLES AND “LOADING/ UNLOADING ONLY ”

5.	NO TENANT VEHICLES ARE ALLOWED TO PARK NEXT TO THE LOBBY OR CAPITONS LOUNGE AREAS.

6.	ONLY ONE VEHICLE PER UNIT MAY BE PARKED ON ANY PART OF THE RESORT BEYOND THE GUARD HOUSE ENTRANCE. ONE ADDITIONAL VEHICLES MAY BE PARKED BY THE TENNIS COURT.

7.	VEHICLES PARKED ILLEGALLY WILL BE SUBJECTED TO “BOOTING” OR TOWING” AT THE . OWNERS EXPENSE ($75.00 PENALTY).

PPVOA/PPLLC/PPRP

MANAGEMENT

FILE DATE 11/1/12	X	/s/ Scott Stawski